UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EVEREST CONSOLIDATOR ACQUISITION CORPORATION

4041 MacArthur Blvd

Newport Beach, CA 92660

PROXY STATEMENT SUPPLEMENT

November 20, 2024

TO THE SHAREHOLDERS OF EVEREST CONSOLIDATOR ACQUISITION CORPORATION:

This is a supplement (this “Supplement”) to the definitive proxy statement of Everest Consolidator Acquisition Corporation (the “Company”), dated November 18, 2024 (the “Proxy Statement”), that was sent to you in connection with the Company’s extraordinary general meeting of shareholders scheduled for 4:30 PM, Eastern Time, on November 22, 2024, virtually, at www.virtualshareholdermeeting.com/MNTM2024SM (the “Special Meeting”).

At the Special Meeting, the Company’s shareholders will be asked to consider and vote upon a proposal to amend the Company’s Amended and Restated Memorandum and Certificate of Incorporation to extend the date by which the Company has to consummate an initial business combination (a “Business Combination,” and such extension, the “Extension”) up to an additional six (6) times for one (1) month each time, from November 23, 2024 to May 23, 2025 (as extended, the “Extended Date”) (such proposal, the “Extension Amendment Proposal”).

The Company has filed this Supplement with the Securities and Exchange Commission (“SEC”) to update and supplement certain disclosures contained in the Proxy Statement, as set forth below.

Supplemental Disclosures to Certain Disclosures Contained Within the Proxy Statement

The disclosures relating to the estimated per share price at which the public shares (as defined in the Proxy Statement) may be redeemed, which disclosures appear on PDF pages 3 and 7 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $11.57 per share (rather than $11.70 per share).

This disclosure now reads as follows: “The Company estimates that the per share price at which the public shares may be redeemed from cash held in the trust account will be approximately $11.57 at the time of the special meeting. The closing price of the Company’s Class A common stock on the New York Stock Exchange (“NYSE”) on November 7, 2024, the record date of the special meeting, was $11.40. The Company cannot assure public stockholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.”

The disclosures relating to the estimated per share price at which the public shares (as defined in the Proxy Statement) may be redeemed, which disclosures appear on pages 16 and 29 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $11.57 per share (rather than $11.40 per share).

“If the Company liquidates, its public stockholders may only receive approximately $11.57 per share (based on the amount held in the trust account as of the record date, including interest but less the funds used to pay taxes), and the Company’s warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.”

“If properly demanded, the Company will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares. Based on the amount in the trust account as of the record date, this would amount to approximately $11.57 per share.”

The Company will not use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other fees or taxes similar in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

Forward-Looking Statements

The statements contained in this Supplement that are not purely historical are “forward-looking statements.” Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, without limitation, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete a business combination;

●	our ability to consummate a business combination due to economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete a business combination;

●	our pool of prospective target businesses;

●	the delisting of our securities from the New York Stock Exchange (“NYSE”) or an inability to have our securities listed on the NYSE or another national securities exchange following a business combination;

●	the ability of our officers and directors to generate a number of potential acquisition opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account (the “trust account”) or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance.

The forward-looking statements contained in this Supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, the preliminary prospectus/proxy statement included in the Registration Statement on Form S-4 originally filed by Unifund Financial Technologies, Inc., a Delaware corporation (a party to a Business Combination Agreement that was terminated by the Company on October 1, 2024) with the SEC on July 21, 2023, as amended from time to time, and elsewhere in our filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

You may obtain additional copies of the proxy statement and this Supplement, at no cost, and you may ask any questions you may have about the Charter Amendment Proposals or the Adjournment Proposal by contacting us at the following address or email:

Everest Consolidator Acquisition Corporation
4041 MacArthur Blvd
Newport Beach, CA 92660
(949) 488-8075
Email: investor@everestconsolidator.com

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Bank and Brokers Call Collect: (212) 269-5550
All Others, Please Call Toll-Free: (800) 901-0068
Email: MNTN@dfking.com

Safe Harbor Statement

You are not being asked to vote on any proposed Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for the Special Meeting, to consider the Business Combination, you will be entitled to vote on the Business Combination when it is submitted to shareholders and will retain the right to redeem your public shares for cash in the event the Business Combination is approved and completed or we have not consummated the Business Combination by the applicable Extended Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a shareholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting AGAINST the Extension Amendment Proposal.

This Supplement is dated November 20, 2024.

3